Exhibit 99.3

ASSIGNMENT OF INCOME AND REVENUE

ASSIGNMENT OF INCOME AND REVENUE (this “Assignment”), made as of the 30th day of March, 2006, by TIOGA DOWNS RACETRACK, LLC, a New York limited liability company, with offices c/o Newmark Knight Frank, 125 Park Avenue, New York, New York 10017, Assignor, to RCG LONGVIEW II, L.P., a limited partnership organized under the laws of the state of Delaware having its principal offices at Seven Penn Plaza, Suite 512, New York, New York 10001, Assignee.

RECITALS

The Assignor is the owner in fee of the premises set forth in Schedule A (the “Mortgaged Property”) and has requested the Assignee to loan the Assignor the sum of Twenty Million and 00/100 ($20,000,000.00) Dollars, which is secured by the Mortgage set forth on the attached Mortgage Schedule. All capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Mortgage (as hereinafter defined).

The Assignee has refused to loan the Assignor such sum unless the Assignor, in addition to executing loan documents evidencing its obligation to the Assignee in the sum of $20,000,000.00 and executing and delivering such instruments in order to secure the loan by a first mortgage lien, in like amount, on the Mortgaged Property (all of the above documents are hereinafter referred to as the “Loan Documents”), also executes and delivers this Assignment of Income and Revenue as additional collateral for the repayment of the loan in the amount of $20,000,000.00.

NOW, THEREFORE, in order to better secure the payment to the Assignee of the principal under the Loan Documents, with interest now due or hereafter to become due thereon, and of all premiums of insurance on policies which the Assignor has effected and may effect under the terms of the Loan Documents and of all taxes, assessments, water rates and meter charges, and sewer rents which may now be due and unpaid or which may hereafter become due and a charge against or a lien upon the Mortgaged Property, with interest and penalties thereon, the Assignor hereby assigns to the Assignee all of the income, issues and profits arising from the ownership of the Mortgaged Property, together with all leases, licenses, agreements, service contracts and insurance policies affecting the Mortgaged Property, for so long as any portion of the Debt shall remain outstanding.

1.  Collection of Income

 Upon the Assignor’s default, beyond applicable notice, grace and/or cure periods, if any, under the Loan Documents, the Assignee shall have the power and authority to enter upon and take possession of the Mortgaged Property and to demand, collect and receive all income of the Mortgagor related to the Mortgaged Property from whatever source derived, including, without limitation, all video lottery terminal revenue payable to the Assignor as vendor, all gambling revenue and all other income or revenue of any kind or nature generated by the Mortgaged Property or the ownership thereof by the Assignor, to endorse the name of the Assignor or any subsequent owner of the Mortgaged Property on any checks, notes, or other instruments for the payment of money, to deposit the same in bank accounts, to give any and all acquittances or any other instruments in relation thereto in the name of the Assignor or in the name of the Assignee and, either in its own name or in the name of the Assignor, to institute, prosecute, settle or compromise any summary or legal proceedings for the recovery of such income, revenue or profits or to recover the whole or any part of the Mortgaged Property, and to institute, prosecute, settle or compromise any other proceedings for the protection of the Mortgaged Property, for the recovery of any damages done to the Mortgaged Property, or for the abatement of any nuisance thereon. The Assignee shall also have the power to defend any legal proceedings brought against the Assignor or against any subsequent owner arising out of the operation of the Mortgaged Property. Notwithstanding the foregoing, Assignee acknowledges and understands that one or more gaming authorities may object to Assignee’s possession or operation of Assignor’s gaming activities if or for so long as Assignor does not hold the requisite gaming licenses and in such event if Assignor determines it is necessary for Assignor to avoid violation of one or more of applicable gaming laws, ordinances regulations or rules, Assignor shall continue to operate the gaming activities and will commit to utilize all net proceeds therefrom to repayment of the Debt until such time as Assignee’s possession or operation of the gaming activities is permitted by law, ordinance, regulation or rule.

2.  Authority to Operate the Mortgaged Property

 Upon the Assignor’s default, beyond applicable notice, grace and/or cure periods, if any, under the Loan Documents, the Assignee shall have the power to operate the Mortgaged Property, to lease or rent the Mortgaged Property or any part thereof, to employ an agent to operate and manage the Mortgaged Property, to make any changes or improvements deemed by it, in its sole discretion, to be necessary or expedient for the leasing or renting of the Mortgaged Property, to keep and maintain the Mortgaged Property in tenantable and rentable condition, as well as in a good state of repair, to purchase all equipment or supplies necessary or desirable in the operation and maintenance of the Mortgaged Property, to pay for all gas, electricity, power, painting, repairs, wages of employees and other items for maintenance and operation of the Mortgaged Property, to pay taxes, assessments, water rates and meter charges and sewer rents now due and unpaid or which may hereafter become due and a charge or lien against the Mortgaged Property, to pay the principal and/or interest required to be paid under the Loan Documents now due or hereafter to become due, to pay the premiums on all policies of insurance now or hereafter effected by the Assignor, to comply with orders of any governmental departments having jurisdiction against the Mortgaged Property, to remove any mechanic’s liens, security interests or other liens against the Mortgaged Property and, in general, to pay all charges and expenses incurred in the ownership and/or operation of the Mortgaged Property. The Assignee agrees to cooperate with the Assignor in all ways necessary, at the Assignor’s sole cost and expense, to maintain all gambling licenses with respect to the Property in the name of the Assignor until such time as new licenses can be issued in the name of the Assignee. Notwithstanding the foregoing, Assignee acknowledges and understands that one or more gaming authorities may object to Assignee’s possession or operation of Assignor’s gaming activities if or for so long as Assignor does not hold the requisite gaming licenses and in such event if Assignor determines it is necessary for Assignor to avoid violation of one or more of applicable gaming laws, ordinances regulations or rules, Assignor shall continue to operate the gaming activities and will commit to utilize all net proceeds therefrom to repayment of the Debt until such time as Assignee’s possession or operation of the gaming activities is permitted by law, ordinance, regulation or rule.

3.  Payment of Expenses

 The Assignee shall have the authority to pay the cost of all of the matters herein mentioned out of the income and revenue received from the Mortgaged Property. The cost of any such expenditures and of any payments which may be made by the Assignee under the provisions of this Assignment, including expenses and charges for counsel fees, shall be charged to the Assignor and for all purposes shall be deemed to be secured hereby and such costs may be retained by the Assignee out of the income and revenue received from the Mortgaged Property.

4.  Liability of Assignee

 Except for its acts or failure to act due to its gross negligence or willful malfeasance, the Assignee shall in no way be liable for any act done or anything omitted by it but shall be liable only to account for all moneys that it may receive hereunder and nothing herein contained shall be construed so as to prejudice its right to institute or to prosecute any proceedings to foreclose the Mortgage securing the Mortgaged Property or to enforce any lien on any other collateral which the Assignee may have or to prejudice any right which the Assignee may have by reason of any default, present or future, under the terms of the Loan Documents.

5.  Failure to Account

 Except for its acts or failure to act due to its gross negligence or willful malfeasance, the Assignee shall in no way be responsible or liable for any defalcation or failure to account for any income or revenue collected by any agent or collector of the Mortgaged Property whom it may designate or appoint to collect or manage the Mortgaged Property, nor shall the Assignee be in any way liable for the failure or refusal on its part to make repairs to the Mortgaged Property. The Assignee shall in no way be personally responsible for any debt incurred with respect to the Mortgaged Property.

6.  Events of Default

 Anything in this Assignment to the contrary notwithstanding, the amount due to the Assignee under the Loan Documents shall, at the option of the Assignee, become immediately due and payable in the event of any Event of Default, beyond applicable notice, grace and/or cure periods, if any, under the Loan Documents.

7.  Rights of Assignee in Collateral

 This Assignments is intended for use in connection with the loan secured by the Loan Documents. It is understood and agreed by the parties that this Assignment shall in no manner prejudice the Assignee or estop the Assignee in any way in the exercise of its rights as mortgagee or as the plaintiff in any foreclosure action which may be instituted or in connection with the enforcement of any lien which the Assignee may have upon the corporate shares of the Assignor (if the Assignor is a corporation) and upon any other collateral which may be held by the Assignee and this Assignment shall at all times be subject to the exercise of any such rights which the Assignee may be entitled to take in connection therewith.

8.  Surplus Funds

 The Assignee may (but shall be under no obligation to do so, except as required by law) turn over to the Assignor any surplus which the Assignee may have on hand after paying all expenses incurred in connection with the operation and maintenance of the Mortgaged Property and after setting up the necessary reserve for the payment, upon the due date, of fixed charges against the Mortgaged Property. The turning over of any surplus by the Assignee to the Assignor shall in no way obligate the Assignee to continue to turn over such surplus.

9.  Further Assignment

The Assignee is given the privilege of assigning all of its right, title and interest in and to this Assignment to any person, firm or corporation to whom the Loan Documents are assigned and in such manner so that the holder of the Loan Documents shall have all of the rights and privileges given herein to the Assignee as if such assignee were originally named herein as the Assignee.

10.  Sanction for Assignment

If the Assignor is a corporation, the Assignor certifies and represents that this Assignment was authorized by the board of directors of the Assignor and there is no requirement under its certificate of incorporation or its by-laws for consent of shareholders to this transaction. If the Assignor is a partnership, the execution and delivery of this Assignment has been duly authorized by the partners of the Assignor pursuant to its partnership agreement. If the Assignor is a limited liability company, the execution and delivery of this Assignment has been duly authorized pursuant to its operating agreement.

11.  Description

The Mortgaged Property is more particularly described on Schedule A annexed hereto.

12.  Conflict

Whenever the terms, provisions, covenants and conditions of this Assignment conflict in any way with the terms, provisions, covenants or conditions of that certain Mortgage of even date herewith entered into between Assignor and Assignee (the “Mortgage”), the terms, provisions, covenants and conditions of the Mortgage shall control and prevail.

IN WITNESS WHEREOF, the Assignor has executed this Assignment as of the date first above written.

TIOGA DOWNS RACETRACK, LLC By: AMERICAN RACING AND ENTERTAINMENT, LLC its sole member

By:	/s/ Jeffrey Gural
Name: Jeffrey Gural
Title: Director

STATE OF NEW YORK  )
                 )ss.:
COUNTY OF NEW YORK  )

On the 30th day of March, 2006, before me, the undersigned, personally appeared Jeffrey Gural, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person on behalf of which the individual acted, executed the instrument.

                    /s/
                    Notary Public